EXHIBIT 99.1

Responsys Announces Second Quarter 2013 Results

  Achieves 25% growth in revenue to $49.5 million for the second quarter of 2013
  Delivers non-GAAP diluted EPS of $0.02 in the second quarter of 2013
  Raises 2013 annual revenue guidance from $190-$193 million to $195-$198 million
  Establishes third quarter 2013 revenue guidance of $47.0-$48.5 million
  Gartner recognizes Responsys as a visionary leader

SAN BRUNO, Calif., Aug. 5, 2013 (GLOBE NEWSWIRE) -- Responsys, Inc. (Nasdaq:MKTG), a marketing cloud software and services leader, today announced results for the second quarter ended June 30, 2013.

For the second quarter of 2013, total revenue increased 25% to $49.5 million, up from $39.5 million in the second quarter of 2012.

Subscription revenue for the second quarter of 2013 was $34.3 million, up 25% compared with $27.5 million in the second quarter of 2012. Professional services revenue was $15.2 million, up 25% compared with $12.1 million in the second quarter of 2012.

GAAP net loss for the second quarter of 2013 was $1.6 million compared with break-even in the second quarter of 2012. GAAP net loss per share for the second quarter of 2013 was $0.03 compared with $0.00 in the second quarter of 2012.

For the six months ended June 30, 2013, revenue increased 26.2% to $98.0 million, up from $77.6 million in the six months ended June 30, 2012.

Subscription revenue for the first half of 2013 was $67.9 million up 24.1% as compared to $54.7 million in the first half of 2012. Professional services revenue was $30.1 million, up 31.3% as compared to $22.9 million in the first half of 2012.

GAAP net loss for the first half of 2013 was $0.1 million. This compares to GAAP net income of $2.1 million for the first half of 2012. Net income per share in the first half of 2013 was $0.00 per share, as compared to net income per share of $0.04 in the first half of 2012.

In addition to using GAAP results in evaluating Responsys' business, management believes it is useful to also measure results using non-GAAP net income, which is net income (loss) excluding stock-based compensation expense, amortization of acquired intangible assets, and related income tax effects, as applicable.

Non-GAAP net income for the second quarter of 2013 was $1.1 million, or $0.02 per diluted share as compared with $1.4 million, or $0.03 per diluted share, for the second quarter of 2012.

Non-GAAP net income for the six months ended June 30, 2013 and 2012 was $4.9 million, or $0.09 per diluted share.

"Responsys' strong second quarter performance is further recognition that the Company is a leader in orchestrating individualized experiences across digital channels, and at massive scale," said CEO Dan Springer. "Our continued investment in product innovation has allowed us to stay at the cutting edge of the industry, maintain a clear, competitive advantage for our customers, and increase the rate of return for their individualized digital marketing programs. We appreciate Gartner recognizing Responsys as a visionary leader in its 2013 Magic Quadrant for CRM Multichannel Campaign Management.

"We have a track record of anticipating emerging digital marketing trends, and our increased investment in sales and marketing is introducing Responsys to new customers and expanding relationships with existing ones," continued Mr. Springer. "We believe our investment strategy to expand the customer service organization and build our leading platform, the Responsys Marketing Cloud, will further extend our leadership position, support revenue generation and deliver enhanced value to stockholders."

Business Outlook

Based on information available as of August 5, 2013, Responsys is issuing guidance for the third quarter of 2013 and revising fiscal 2013 guidance as follows:

For the third quarter of 2013, the Company expects revenue to be in the range of $47.0-$48.5 million. Non-GAAP net income is expected to be approximately $0.02 per diluted share. Expected non-GAAP net income for the quarter excludes an estimated $0.2 million in amortization of acquired intangibles and an estimated $3.8 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on estimated weighted average diluted shares outstanding of 55.1 million.

Responsys is increasing its outlook for fiscal 2013 revenue from a range of $190-193 million to a range of $195-$198 million as a result of increased traction with new customers, as well as strong usage from existing customers. The Company is revising its expectation for fiscal 2013 non-GAAP net income from approximately $0.18 per diluted share to approximately $0.15 per diluted share to reflect the increased investment in sales and marketing to continue to support the revenue growth and take advantage of significant market opportunities.

Non-GAAP net income for the full year excludes an estimated $1.8 million in amortization of acquired intangibles and an estimated $14.3 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on weighted average diluted shares outstanding of 54.8 million.

Non-GAAP net income outlook for the fiscal year 2013 assumes an effective non-GAAP tax rate of 34%.

Conference Call Information for Today, Monday, August 5, 2013

Responsys will host a conference call to discuss the results today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call will be hosted by Dan Springer, Chief Executive Officer, and Chris Paul, Chief Financial Officer. To access the call from the U.S., please dial (877) 548-9590 or (720) 545-0037 from outside the U.S. A live webcast of the call will also be available at http://investors.responsys.com/events.cfm under the Events and Presentations menu. An audio replay will be available until August 8, 2013 by calling (855) 859-2056 or (404) 537-3406 from outside the U.S., using conference ID 21366925. The replay will also be available on our website at http://investors.responsys.com.

About Responsys

Responsys (Nasdaq:MKTG) is a leading marketing cloud software and services company. Our mission is to enable the smartest marketing in the digital world. The most respected brands across the globe use the Responsys Interact Marketing Cloud to manage their digital relationships and deliver the right marketing to their customers across email, mobile, social, display and the web. Our customers gain competitive advantage through the automation, individualization, and coordination of cross-channel marketing interactions at massive scale. Founded in 1998, Responsys is headquartered in San Bruno, California and has offices throughout the world. For more information visit: responsys.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP net income, and non-GAAP net income per share on a diluted basis1. Non-GAAP net income and non-GAAP net income per share on a diluted basis1, exclude the amortization of acquired intangible assets, stock-based compensation expense, gain on the acquisitions, and related tax effects. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other cloud based companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate the Company's business.

Forward Looking Statements

The financial projections under Business Outlook, and other forward-looking statements included in this release, including those regarding the Company's future prospects, reflect management's best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here. These risks and uncertainties include: our ability to acquire and retain customers; whether customers purchase additional functionality and increase their usage; pricing pressures and competitive factors; the uncertain impact of overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the market for cross-channel, cloud based marketing solutions, particularly in emerging channels, is at an early stage of development and may not develop as rapidly as we anticipate; outages, which can affect customer satisfaction or result in reduced revenues; security breaches; our ability to develop, and market acceptance of, new products and services; the impact of any discovered product defects; our ability to manage our growth, both domestically and internationally; our ability to successfully expand our sales force; our ability to utilize personnel and resources efficiently; our ability to maintain profitability; the level of hiring and equity award activity, which will affect the level of stock-based compensation expense; and other risks detailed from time to time in our SEC reports including, but not limited to, our most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

1 Non-GAAP net income per share was derived by dividing by the corresponding non-GAAP basic and non-GAAP diluted weighted-average shares outstanding.

Responsys, Inc.
Consolidated Balance Sheets
(in thousands)
	As of June 30,	As of December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 106,555	$ 106,656
Accounts receivable, net	29,743	28,065
Deferred taxes – current	5,997	5,997
Prepaid expenses and other current assets	4,667	2,803
Total current assets	146,962	143,521
Property and equipment – net	24,366	18,426
Goodwill	15,737	17,335
Intangible assets – net	1,968	2,925
Deferred taxes – noncurrent	5,531	4,100
Other assets	4,251	2,458
Total assets	$ 198,815	$ 188,765

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 4,244	$ 3,363
Accrued compensation	9,756	8,014
Other accrued liabilities	4,108	4,432
Capital lease obligations – current	677	896
Deferred revenue – current	8,246	8,072
Total current liabilities	27,031	24,777
Capital lease obligations – noncurrent	–	228
Deferred revenue – noncurrent	410	407
Contingent liability	1,537	1,561
Deferred rent	3,189	2,145
Deferred taxes – noncurrent	361	482
Other long-term liabilities	895	755
Total liabilities	33,423	30,355
Commitments and contingencies
Stockholders' equity:
Common stock	5	5
Additional paid-in capital	174,627	165,423
Accumulated deficit	(7,310)	(7,212)
Accumulated other comprehensive income (loss)	(1,930)	194
Total stockholders' equity	165,392	158,410
Total liabilities and stockholders' equity	$ 198,815	$ 188,765

Responsys, Inc.
Consolidated Statements of Income (Loss)
(in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue:
Subscription	$ 34,303	$ 27,458	$ 67,855	$ 54,663
Professional services	15,165	12,091	30,114	22,940
Total revenue	49,468	39,549	97,969	77,603

Cost of revenue:
Subscription	9,514	8,031	18,602	15,476
Professional services	13,618	10,623	26,110	20,543
Total cost of revenue	23,132	18,654	44,712	36,019
Gross profit	26,336	20,895	53,257	41,584

Operating expenses:
Research and development	4,837	3,937	8,977	7,739
Sales and marketing	18,662	12,571	32,495	21,632
General and administrative	6,192	4,428	11,917	8,599
Total operating expenses	29,691	20,936	53,389	37,970
Operating income (loss)	(3,355)	(41)	(132)	3,614

Other income (expense), net:
Interest income	23	22	51	49
Interest expense	(32)	(89)	(57)	(181)
Other income (expense), net	(84)	(150)	(420)	(133)
Total other expense, net	$ (93)	$ (217)	$ (426)	$ (265)
Income (loss) before income taxes	(3,448)	(258)	(558)	3,349
Benefit (provision) for income taxes	1,834	262	460	(1,273)
Equity in net income of unconsolidated affiliates	$ –	$ 11	$ –	$ 36
Net income (loss)	$ (1,614)	$ 15	$ (98)	$ 2,112

Net income (loss) per share:
Basic	$ (0.03)	$ 0.00	$ (0.00)	$ 0.04
Diluted	$ (0.03)	$ 0.00	$ (0.00)	$ 0.04

Shares used in computation of net income (loss) per share:
Basic	49,473	48,193	49,264	48,001
Diluted	49,473	53,359	49,264	53,437

Responsys, Inc.
Non-GAAP Financial Measures
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Gross profit:
GAAP gross profit
Subscription	$ 24,789	$ 19,427	$ 49,253	$ 39,177
Professional services	1,547	1,468	4,004	2,397
Total GAAP gross profit	26,336	20,895	53,257	41,574
Add back:
Stock-based compensation:
Subscription	368	153	652	301
Professional services	471	224	864	430
Total non-GAAP gross profit	$ 27,175	$ 21,272	$ 54,773	$ 42,305

Operating income:
GAAP operating income (loss)	$ (3,355)	$ (41)	$ (132)	$ 3,614
Add back:
Amortization of intangible assets	682	569	1,371	1,160
Stock-based compensation	3,406	1,431	5,999	2,829
Total non-GAAP operating income	$ 733	$ 1,959	$ 7,238	$ 7,603

Income before income taxes:
GAAP income (loss) before income taxes	$ (3,448)	$ (258)	$ (558)	$ 3,349
Add back:
Amortization of intangible assets	682	569	1,371	1,160
Stock-based compensation	3,406	1,431	5,999	2,829
Total non-GAAP income before taxes	$ 640	$ 1,742	$ 6,812	$ 7,338

Benefit (provision) for income taxes:
GAAP benefit (provision) for income taxes	$ 1,834	$ 262	$ 460	$ (1,273)
Tax effect from:
Amortization of intangible assets	(197)	(177)	(395)	(362)
Stock-based compensation	(1,131)	(435)	(1,992)	(857)
Total non-GAAP benefit (provision) for income (loss) taxes	$ 506	$ (350)	$ (1,927)	$ (2,492)

Net income:
GAAP net income (loss)	$ (1,614)	$ 15	$ (98)	$ 2,112
Add back:
Amortization of intangible assets	682	569	1,371	1,160
Stock-based compensation	3,406	1,431	5,999	2,829
Income tax effect of non-GAAP items	(1,328)	(612)	(2,387)	(1,219)
Total non-GAAP net income	$ 1,146	$ 1,403	$ 4,885	$ 4,882

Non-GAAP net income per share [1]:
Basic	$ 0.02	$ 0.03	$ 0.10	$ 0.10
Diluted	$ 0.02	$ 0.03	$ 0.09	$ 0.09

Shares used in computing non-GAAP net income per share:
Basic shares:
Weighted-average shares outstanding used in computing non-GAAP basic net income per share	49,473	48,193	49,264	48,001

Diluted shares:
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	54,329	53,359	54,003	53,437

Responsys, Inc.
Stock-Based Compensation Expense
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cost of revenue	$ 839	$ 377	$ 1,516	$ 731
Research and development	412	196	626	434
Sales and marketing	1,155	388	2,003	750
General and administrative	1,000	470	1,854	914
Total	$ 3,406	$ 1,431	$ 5,999	$ 2,829

Responsys, Inc.
Consolidated Cash Flow
(in thousands)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities:
Net income (loss)	$ (98)	$ 2,112
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for bad debts	231	65
Depreciation and amortization	6,370	4,986
Stock-based compensation	5,999	2,829
Deferred taxes	(1,563)	(329)
Tax benefit from stock-based compensation	1,062	--
Excess tax benefits from stock-based compensation	17	(1,326)
Equity in net income of unconsolidated affiliates	--	(36)
Other	5	163
Changes in operating assets and liabilities - net of business acquired:
Accounts receivable	(2,291)	(3,000)
Prepaid expenses and other current assets	(1,906)	(2,599)
Other assets	(314)	100
Accounts payable	338	2,494
Accrued compensation	1,891	(753)
Other accrued liabilities	31	3,080
Deferred revenue	250	(116)
Other long-term liabilities	1,178	2,331
Net cash provided by operating activities	11,200	10,001

Cash flows from investing activities:
Purchases of property and equipment	(8,515)	(4,543)
Addition of capitalized software development costs	(2,083)	--
Patent-related rights	(600)	--
Purchase of short-term investments	--	(4,007)
Redemption of short-term investments	--	22,477
Purchase of equity interest	(1,500)	(1,772)
Net cash (used in) provided by investing activities	(12,698)	12,155

Cash flows from financing activities:
Proceeds from issuance of common stock	2,108	891
Proceeds from early-exercised stock options	--	2
Principal payments on capital lease obligations	(447)	(439)
Excess tax benefits from stock-based compensation	(17)	1,326
Net cash provided by financing activities	1,644	1,780
Effect of foreign exchange rate changes on cash and cash equivalents	(247)	45
Net increase (decrease) in cash and cash equivalents	(101)	23,981
Cash and cash equivalents at beginning of period	106,656	73,456
Cash and cash equivalents at end of period	$ 106,555	$ 97,437

CONTACT: Carla Cooper (Investor Relations)
         Responsys, Inc.
         (650) 452-1484
         ccooper@responsys.com